Exhibit 23.1





                  [Letterhead of Crowe Chizek and Company LLC]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Redwood Empire Bancorp:

We consent to the incorporation by reference and use of our report, dated January 9, 2004, appearing in the Annual Report on Form 10-K of Redwood Empire Bancorp for the year ended December 31, 2003, in this Registration Statement on Form S-8.



/s/ Crowe Chizek and Company LLC

South Bend, Indiana
November 1, 2004














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